Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES SECOND QUARTER 2013 RESULTS

Conference Call and Webcast Scheduled for today, Tuesday, August 6, 2013 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, August 6, 2013 – Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported a net loss of $27.7 million, or $1.14 per basic and diluted share for the second quarter ended June 30, 2013. Core earnings for the second quarter were $22.8 million, or $0.94 per basic and diluted share1.  The Company also reported a net book value of $17.39 per share as of June 30, 2013.

SECOND QUARTER 2013 HIGHLIGHTS

•                 Incurred a net loss of $27.7 million, or $1.14 per basic and diluted share

o                Net loss includes $156.3 million of net unrealized loss on RMBS

•                 Generated core earnings of $22.8 million, or $0.94 per basic and diluted share1

•                 Declared a $0.90 per share regular dividend for the quarter

•                 $17.39 per share net book value as of June 30, 2013

•                 3.14% weighted average portfolio yield on Agency RMBS, including IO securities accounted for as derivatives, and Non-Agency RMBS (including those Non-Agency securities accounted for as “linked transactions” under GAAP)1

•                 0.96% weighted average effective cost of financing on Agency RMBS, including swaps, and Non-Agency RMBS (including linked transactions)1

•                 2.18% weighted average net interest spread on Agency RMBS, including IO securities accounted for as derivatives, Non-Agency RMBS (including linked transactions), and swaps

•                 $4.2 billion investment portfolio fair value as of June 30, 2013

•                 Constant prepayment rate on its Agency RMBS portfolio of 4.4% for the quarter

•                 9.4x leverage (including borrowings on linked-transactions) as of June 30, 2013

o                8.2x leverage when adjusted for net TBA position 1,2

1 Non – GAAP measure

2 9.4x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of June 30, 2013, the net short position in TBAs was $500 million in notional value

SECOND QUARTER 2013 RESULTS

For the second quarter ended June 30, 2013, the Company had a net loss of $27.7 million, or $1.14 per basic and diluted share. Included in the net loss was $156.3 million of net unrealized loss on RMBS and other securities, $9.6 million of net realized loss on RMBS and other securities (including other loss on residential mortgage-backed securities of $3.5 million), and $113.4 million of net gain on derivative instruments and linked transactions. During the period, the Company generated core earnings of $22.8 million, or $0.94 per basic and diluted share.  Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on RMBS; (v) non-cash stock-based compensation expense; and (vi) one-time events pursuant to changes in GAAP and certain other non-cash charges. Net interest income for the period was $28.2 million.

For the quarter ended June 30, 2013, the Company’s weighted average yield on its portfolio was 3.14%, including Agency RMBS, interest from Agency IO securities accounted for as derivatives, and Non-Agency RMBS (including linked transactions). The Company’s effective cost of funds on its Agency and Non-Agency RMBS financing (including the cost of interest rate swaps and linked transactions) was 0.96%. The annualized net interest spread on its portfolio was 2.18%, including Agency RMBS, interest from Agency IO securities accounted for as derivatives, and Non-Agency RMBS (including linked transactions) and taking into account the cost of the interest rate swaps.

CONSTANT PREPAYMENT RATES

The actual constant prepayment rate (“CPR”) for the Company’s Agency RMBS portfolio during the second quarter was 4.4% on an annualized basis, as compared to 3.4% for the first quarter of 2013.

“During the second quarter of 2013, we saw extraordinary volatility in the Agency RMBS market with mortgage spreads widening and pay-ups on call-protected securities declining,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation.  “We were able to reduce the negative impact to book value through an increase in swaptions during the second quarter, which we have since started to wind down as volatility has decreased.  Following the dramatic moves in interest rates, mortgage spreads, and pay-ups, we believe that it is unlikely that we will continue to experience the same degree of volatility that we have seen during the first half of 2013, particularly in the second quarter, and will likely see conditions in the mortgage market that are more conducive for maintaining or increasing book value over the remainder of the year.”

Stephen Fulton, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “Since our initial public offering in May 2012 through June 30, 2013, we have delivered an economic return  (calculated as change in book value over the period plus dividends paid) of 8%,  despite challenging conditions for investing in Agency RMBS.  We believe our ability to this result over that time frame is a testament to the strength of our security selection and hedging strategies.  We have made only slight adjustments to our portfolio recently, as we believe we are well positioned in the current environment.  Since the start of the third quarter, we have slightly increased both the duration and negative convexity of our portfolio.  We also intend to slightly increase our holdings of non-Agency RMBS, which we believe currently represent attractive relative value.”

There can be no assurance that the Company will attain any investment objective or result.

DIVIDEND

On June 20, 2013, the Company declared a regular dividend of $0.90 per share of common stock with respect to the quarter ended June 30, 2013. Since inception WMC has declared and paid total dividends of $84.7 million or $4.20 a share.

PORTFOLIO COMPOSITION

As of June 30, 2013, the Company owned an aggregate securities portfolio equaling $4.2 billion in market value, comprised of $2.9 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $785.9 million of 20-year fixed-rate Agency RMBS, $178.5 million of Non-Agency RMBS (including $4.9 million of linked transactions), and $302.6 million market value of Agency interest-only and inverse interest-only strips (including $99.6 million market value of Agency IO securities accounted for as derivatives).

The following table sets forth additional information regarding the Company’s portfolio as of June 30, 2013:

Portfolio
($ in millions)
Agency RMBS	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.0%	$23.6	$24.7	$23.1
	3.5%	$1,861.9	$2,005.7	$1,887.1
	4.0%	$854.7	$945.1	$896.6
	5.5%	$96.0	$108.7	$106.8
	6.0%	$10.1	$11.4	$11.1
20-year fixed rate	3.0%	$629.1	$661.4	$637.0
	3.5%	$103.5	$110.4	$107.0
	4.0%	$39.6	$43.9	$41.9
Total Agency RMBS		$3,618.5	$3,911.3	$3,710.6
Non-Agency RMBS (inc. Linked Transactions)	1.0%	$280.8	$178.8	$178.5

Agency IOs and IIOs	4.3%	N/A	$199.1	$203.0
Agency IOs and IIOs accounted for as derivatives	5.0%	N/A	N/A	$99.6
Total Agency IOs and IIOs			$199.1	$302.6
Total Portfolio			$4,289.2	$4,191.7

PORTFOLIO FINANCING

At June 30, 2013, the Company financed its portfolio with approximately $4.0 billion of borrowings under master repurchase agreements (including borrowings under linked transactions of $3.3 million) with fifteen (15) counterparties, bearing fixed interest rates with maturities between July 2013 and August 2013.

The Company has also entered into approximately $2.3 billion notional amount of pay-fixed receive-LIBOR swaps that have variable maturities between October 2014 and April 2034.  As of June 30, 2013 approximately 24% of the notional amount of these positions is forward starting swaps (approximately 7.0 months forward). In addition, the Company has entered into $1.2 billion notional amount of pay-fixed receive-LIBOR swaptions with swap terms that range between 7 and 20 years and have exercise expiration dates that range from August 2013 and June 2016.

The following tables set forth additional information regarding the Company’s portfolio financing as of June 30, 2013:

Financing as of June 30, 2013

($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$3,865.0	0.40%	31
Non-Agency RMBS	$96.6	1.79%	22
Total:	$3,961.6	0.44%	31
Linked Transactions	$3.3	1.70%	26
Total including Linked Transactions:	$3,964.9	0.44%	31

The following tables summarize the average fixed pay rate and average maturity for the Company’s interest rate swaps and swaptions as of June 30, 2013:

Swap Transactions
($ in millions)
Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
> 1 year to 3 years	$556.1	0.4%	1.7
> 3 year to 5 years	$411.4	0.9%	4.6
> 5 years	$1,333.6	1.9%	10.2
Total Portfolio	$2,301.1	1.4%	7.1
Swaption Transactions
($ in millions)
Expiration Dates	Notional Amount	Average Fixed Pay Rate	Average Swap Term (Years)
< 1 year	$1,047.5	3.0%	12.1
>1 year to 3 years	$166.5	3.2%	7.0
Total Portfolio	$1,214.0	3.0%	11.4

CONFERENCE CALL

The Company will host a conference call with a live webcast today, August 6, 2013 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the first quarter ended June 30, 2013.

Individuals interested in participating in the conference call may do so by dialing 877.941.2333 from the United States, or 480.629.9773 from outside the United States and referencing conference ID 4633985. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through August 20, 2013 by dialing 800.406.7325 from the United States, or 303.590.3030 from outside the United States, and entering conference ID 4633985. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a REIT that invests primarily in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests opportunistically in its other target assets, which include residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity, commercial mortgage-backed securities and other asset-backed securities. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2012 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute  non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 478-2700 x29	(916) 939-7285
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Condensed Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	June 30, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$8,716	$56,292
Residential mortgage-backed securities, at fair value ($4,146,646 and $5,043,824 pledged as collateral, at fair value, respectively)	4,186,750	5,212,581
Linked transactions, net, at fair value	1,647	-
Investment related receivables	12,360	-
Accrued interest receivable	15,108	17,361
Due from counterparties	134,409	54,142
Derivative assets, at fair value	118,332	24,344
Other assets	650	244
Total Assets	$4,477,972	$5,364,964

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$3,961,629	$4,794,730
Accrued interest payable	5,887	6,561
Investment related payables	22,167	-
Due to counterparties	39,000	-
Derivative liabilities, at fair value	1,484	4,771
Cash overdraft payable	-	5,666
Accounts payable and accrued expenses	1,311	988
Underwriting and offering costs payable	8	75
Payable to related party	2,016	1,924
Dividend payable	21,878	27,041
Total Liabilities	4,055,380	4,841,756

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 24,304,503 and 24,143,944 shares issued and outstanding, respectively	243	241
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	505,957	505,454
Retained earnings (accumulated deficit)	(83,608)	17,513
Total Stockholders’ Equity	422,592	523,208
Total Liabilities and Stockholders’ Equity	$4,477,972	$5,364,964

Western Asset Mortgage Capital Corporation

Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	For the three months ended June 30, 2013	For the six months ended June 30, 2013	For the period from May 15, 2012 (commencement of operations) through June 30, 2012, as Revised

Net Interest Income:
Interest income	$32,742	$66,492	$7,083
Interest expense	4,522	9,703	725
Net Interest Income	28,220	56,789	6,358

Other Income (Loss):
Interest income on cash balances and other income	12	45	-
Realized gain (loss) on sale of Residential mortgage-backed securities and other securities, net	(6,083)	(17,743)	1,157
Other loss on Residential mortgage-backed securities	(3,533)	(5,801)	(87)
Unrealized gain (loss) on Residential mortgage-backed securities and other securities, net	(156,286)	(211,045)	2,983
Gain on linked transactions, net	3,909	4,505	-
Gain (loss) on derivative instruments, net	109,474	124,314	(5,159)
Other Income (Loss), net	(52,507)	(105,725)	(1,106)

Operating Expenses:
General and administrative (includes $251, $537 and $54 non-cash stock based compensation, respectively)	1,541	3,278	584
Management fee – related party	1,826	3,939	407
Total Operating Expenses	3,367	7,217	991

Net income (loss) to Common Stock and participating securities	$(27,654)	$(56,153)	$4,261

Net income (loss) per Common Share – Basic	$(1.14)	$(2.32)	$0.41
Net income (loss) per Common Share - Diluted	$(1.14)	$(2.32)	$0.41
Dividends Declared per Share of Common Stock	$1.85	$1.85	$-

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below summarizes the reconciliation from Net income (loss) to Core Earnings for the three and six months ended June 30, 2013 and for the period from May 15, 2012 (commencement of operations) through June 30, 2012:

(dollars in thousands)	For the three months ended June 30, 2013	For the six months ended June 30, 2013	For the period from May 15, 2012 (commencement of operations) through June 30, 2012, as Revised
Net income (loss) – GAAP	$(27,654)	$(56,153)	$4,261
Adjustments:

RMBS and other securities:

Unrealized (gain) loss on RMBS	156,286	211,045	(2,983)
Other loss on Residential mortgage-backed securities	3,533	5,801	87
Realized (gain) loss on sale of RMBS	6,083	17,743	(1,157)

Derivative Instruments:

Realized gain on termination of interest rate swaps	(23,881)	(42,139)	(4)
Realized loss on settlement of TBAs	3,163	2,563	-
Realized loss on expiration of option derivatives	925	925	-
Realized gain on sale of swaptions	(1,038)	(1,038)	-
Realized gain on sale of securities underlying linked transactions	(3,748)	(3,748)	-
Realized loss on Agency Interest-Only Strips – accounted for as derivatives	-	99	-
Mark-to-market adjustments on interest rate swaps	(71,202)	(73,060)	5,044
Mark-to-market adjustments on interest rate swaptions	(20,751)	(19,245)	-
Mark-to-market adjustments on options	(324)	-	-
Mark-to-market adjustments on TBAs	4,511	3,287	-
Mark-to-market adjustments on linked transactions	296	46	-
Mark-to-market adjustments on derivative instruments	(3,633)	(1,284)	225

Non-cash stock-based compensation expense	251	537	54
Total adjustments	50,471	101,532	1,266
Core Earnings – Non-GAAP Financial Measure	$22,817	$45,379	$5,527

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.94	$1.87	$0.53

Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.94	$1.86	$0.53

Basic weighted average common shares and participating securities	24,305,631	24,256,175	10,334,824

Diluted weighted average common shares and participating securities	24,374,608	24,357,358	10,334,824

Reconciliation of Interest Income
(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency Interest-Only and Agency Inverse Interest-Only Strips classified as derivatives and interest income on linked transactions (non-GAAP financial measure) for the three and six months ended June 30, 2013 and for the period from May 15, 2012 (commencement of operations) through June 30, 2012:

(in thousands)	For the three months ended June 30, 2013	For the six months ended June 30, 2013	For the period from May 15, 2012 (commencement of operations) through June 30, 2012, as Revised
Coupon Interest	$46,411	$97,412	$8,912
Premium accretion, discount amortization and amortization of basis, net	(13,669)	$(30,920)	(1,829)
Interest Income	$32,742	$66,492	$7,083

Contractual Interest income, net of amortization basis on Agency Interest-Only and Interest Strips, classified as derivatives(1):
Coupon Interest	$7,032	$12,975	$954
Amortization of basis (Non-GAAP Financial Measure)	(4,631)	(8,816)	(122)
Contractual Interest income, net of discount amortization on Linked Transactions (2):
Coupon Interest	134	240	-
Discount amortization	428	757	-
Subtotal	2,963	5,156	832
Total interest income, including interest income on Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$35,705	$71,648	$7,915

(1)                Reported in gain on derivative instruments in the Statement of Operations.

(2)                Reported in gain on linked transactions in the Statement of Operations.

The following table reconciles the Effective Cost of Funds (non-GAAP financial measure) with interest expense for the three and six months ended June 30, 2013:

	For the three months ended June 30, 2013		For the six months ended June 30, 2013
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$4,522	0.45%	9,703	0.45%
Interest expense on linked transactions	105	1.47%	194	1.61%
Net interest paid - interest rate swaps	5,156	0.51%	9,738	0.46%
Effective Borrowing Costs - Non-GAAP Financial Measure	$9,783	0.96%	19,635	0.91%
Weighted average repurchase borrowings(1)	$ 4,068,470		$4,333,054

(1)                Includes average repurchase borrowings under linked transactions.

The following table reconciles the Effective Cost of Funds (non-GAAP financial measure) with interest expense for the period from May 15, 2012 (commencement of operations) through June 30, 2012:

(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$725	0.38%
Net interest paid - interest rate swaps	725	0.38%
Effective Borrowing Costs - Non-GAAP Financial Measure	$1,450	0.76%
Weighted average repurchase borrowings	$1,508,909